UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 8, 2023

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On August 8, 2023, the Board of Directors of First Merchants Corporation (“First Merchants”) unanimously approved amendments to its Amended and Restated Articles of Incorporation and corresponding amendments to its Bylaws to effect three evolutions in its corporate governance:

1.Granting shareholders of First Merchants the right to amend its Bylaws;

2.Beginning with the 2025 Annual Meeting of Shareholders, all newly elected directors would be elected for one year terms and the Board of Directors would then progress to being fully declassified by the 2027 Annual Meeting of Shareholders; and

3.Beginning with the 2025 Annual Meeting of Shareholders, director nominees in uncontested elections would be elected by a majority of the votes cast (coupled with a resignation policy in the Corporate Governance Guidelines), but will remain subject to a plurality standard in contested elections.

All three amendments require prior approval by the shareholders at their 2024 Annual Meeting. The full text of the amendments to the Amended and Restated Articles of Incorporation and a description of the amendments to the Bylaws will be included in First Merchants’ proxy statement to be distributed in advance of the 2024 Annual Meeting.

During the August 8th meeting, the Board of Directors also reassigned Patrick J. Fehring from the Audit Committee to the Risk and Credit Policy Committee and assigned Jason R. Sondhi to the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Michele M. Kawiecki Michele M. Kawiecki Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: August 11, 2023